UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 18, 2014

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 18, 2014, Government Properties Income Trust, or the Company, completed the offering of $350.0 million in aggregate principal amount of the Company’s 3.75% Senior Notes due 2019, or the Notes, in an underwritten public offering. The Notes were issued under an indenture, dated as of August 18, 2014, or the Base Indenture, as supplemented by a supplemental indenture, dated as of August 18, 2014, or the Supplemental Indenture and, together with the Base Indenture, the Indenture, between the Company and U.S. Bank National Association. The Notes are senior unsecured obligations of the Company.

The Notes bear interest at the rate of 3.75% per annum on the principal amount of the Notes, payable semi-annually in arrears on February 15 and August 15 of each year. Interest will accrue on the Notes from August 18, 2014, and the first interest payment date will be February 15, 2015. The Notes will mature on August 15, 2019, unless previously redeemed.  The Company may redeem the Notes at its option in whole at any time or in part from time to time prior to maturity, at a redemption price equal to the outstanding principal amount of the Notes being redeemed plus accrued and unpaid interest and a make-whole amount set forth in the Indenture.  The make-whole amount will equal zero if the Notes are redeemed on or after July 15, 2019.

The Indenture contains a number of financial ratio covenants which generally restrict the Company’s ability to incur debts, including debts secured by mortgages on the Company’s properties or other secured debt, in excess of calculated amounts, and require the Company to maintain a minimum ratio of unencumbered assets to unsecured debt.  The Indenture also provides for acceleration of payment of the Notes upon the occurrence and continuation of certain events of default, including cross-default provisions to other debts of $25.0 million or more.  Such covenants and events of default are more fully described in the Indenture.

The foregoing description of the Indenture, including the description of covenants and events of default to be contained therein, is not complete and is subject to and qualified in its entirety by reference to the Base Indenture and the Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                   Exhibits.

4.1                 Indenture, dated as of August 18, 2014, between Government Properties Income Trust and U.S. Bank National Association. (filed herewith)

4.2                 Supplemental Indenture No. 1, dated as of August 18, 2014, between Government Properties Income Trust and U.S. Bank National Association, relating to Government Properties Income Trust’s 3.75% Senior Notes due 2019, including form thereof. (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Date: August 18, 2014